Exhibit 4.3

BARCLAYS PLC,

Issuer,

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee

and

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH

as Senior Debt Security Registrar

FOURTH SUPPLEMENTAL INDENTURE

Dated as of April 2, 2019

To the Senior Debt Securities Indenture, dated as of January 17, 2018,

Between Barclays PLC

and

The Bank of New York Mellon, London Branch, as Trustee

$750,000,000 Principal Amount of 4.610% Fixed-to-Floating Rate Senior Notes due 2023

TABLE OF CONTENTS

		Page

ARTICLE I

FURTHER ISSUANCE OF 4.610% FIXED-TO-FLOATING RATE SENIOR NOTES DUE 2023

SECTION 1.01	Designation of Series; Establishment of Form	2

ARTICLE II

MISCELLANEOUS PROVISIONS

SECTION 2.01	Definitions	2

SECTION 2.02	Effectiveness	2

SECTION 2.03	Original Issue	2

SECTION 2.04	Execution as Supplemental Indenture; Ratification and Integral Part	3

SECTION 2.05	Priority	3

SECTION 2.06	Not Responsible for Recitals or Issuance of Securities	3

SECTION 2.07	Successors and Assigns	3

SECTION 2.08	Counterparts	3

SECTION 2.09	Governing Law	3

EXHIBIT A – Form of Fixed-to-Flating Rate Global Note		2

-i-

FOURTH SUPPLEMENTAL INDENTURE, dated as of April 2, 2019 (the “Fourth Supplemental Indenture”), among BARCLAYS PLC, a public limited company registered in England and Wales (herein called the “Company”), having its registered office at 1 Churchill Place, London E14 5HP, United Kingdom, THE BANK OF NEW YORK MELLON, LONDON BRANCH, a New York banking corporation, as Trustee and Paying Agent (herein called the “Trustee”), having a Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom, and THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as Senior Debt Security Registrar, having an office at 2-4 Rue Eugene Ruppert, Vertigo Building – Polaris, Luxembourg, 2453, Luxembourg, to the SENIOR DEBT SECURITIES INDENTURE, dated as of January 17, 2018, between the Company and the Trustee (as heretofore amended and supplemented, the “Base Indenture”), as supplemented by the Third Supplemental Indenture dated as of November 15, 2018 (the “Third Supplemental Indenture”, and together with the Base Indenture and this Fourth Supplemental Indenture, the “Indenture”), among the Issuer, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar.

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee are parties to the Base Indenture, which provides for the issuance by the Company from time to time of its Senior Debt Securities in one or more series;

WHEREAS, Section 9.01 of the Base Indenture permits supplements thereto without the consent of Holders of Senior Debt Securities to establish the form or terms of Senior Debt Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Company desires to increase the maximum aggregate principal amount of the 4.610% Fixed-to-Floating Rate Senior Notes due 2023 (the “Original Securities”), a series created pursuant to the Third Supplemental Indenture, from $1,750,000,000 to $2,500,000,000 by issuing an aggregate principal amount of $750,000,000 of additional 4.610% Fixed-to-Floating Rate Senior Notes due 2023 (the “Securities”);

WHEREAS, the Company has taken all necessary corporate action to authorize the execution and delivery of this Fourth Supplemental Indenture;

NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee mutually agree as follows with regard to the Securities:

ARTICLE I

FURTHER ISSUANCE OF 4.610% FIXED-TO-FLOATING RATE SENIOR NOTES DUE 2023

SECTION 1.01 Designation of Series; Establishment of Form

(a) Pursuant to Section 3.01 of the Base Indenture, the “4.610% Fixed-to-Floating Rate Senior Notes due 2023” series of Original Securities established pursuant to the Third Supplemental Indenture is reopened and additional Securities comprising part of such series shall be issued in the aggregate principal amount of $750,000,000. The Securities shall be deemed part of the “4.610% Fixed-to-Floating Rate Senior Notes due 2023” series of Original Securities created by the Company pursuant to the Third Supplemental Indenture and Sections 2.01 and 3.01 of the Base Indenture. The terms of the Original Securities established pursuant to the Third Supplemental Indenture are incorporated herein, subject to Sections 1.01(b), 1.01(c) and 1.01(d) below.

(b) The form of the Securities shall be substantially as set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof.

(c) The aggregate principal amount Outstanding of Original Securities is hereby increased from U.S.$1,750,000,000 to U.S.$2,500,000,000. The Company may from time to time, without the consent of the Holders of the Securities, issue additional securities having the same ranking and same interest rate, Stated Maturity, redemption terms and other terms as the Securities of such series described in this Fourth Supplemental Indenture, except for the price to the public and Issue Date. Any such additional securities subsequently issued shall rank equally and ratably with the Securities in all respects, so that such further securities shall be consolidated and form a single series with the applicable series of the Securities.

(d) The Securities shall be redeemable prior to their Stated Maturity in accordance with Section 2.04 and Section 2.05 of the Third Supplemental Indenture and Section 11.09 of the Base Indenture. For purposes of Section 2.04 of the Third Supplemental Indenture, the reference to “May 15, 2019” shall be replaced with “October 2, 2019” and the term “Issue Date” shall refer to April 2, 2019.

ARTICLE II

MISCELLANEOUS PROVISIONS

SECTION 2.01 Definitions. Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Fourth Supplemental Indenture that are defined in the Third Supplemental Indenture and the Base Indenture shall have the meanings ascribed to them in the Third Supplemental Indenture and the Base Indenture.

SECTION 2.02 Effectiveness. This Fourth Supplemental Indenture shall become effective upon its execution and delivery.

SECTION 2.03 Original Issue. The Securities may, upon execution of this Fourth Supplemental Indenture, be executed by the Company and delivered by the Company to the Trustee for authentication, and the Trustee shall, upon a Company Order, authenticate and deliver such Securities as in such Company Order provided.

SECTION 2.04 Execution as Supplemental Indenture; Ratification and Integral Part. This Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and the Third Supplemental Indenture. The Base Indenture and the Third Supplemental Indenture as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee, and this Fourth Supplemental Indenture, together with the Third Supplemental Indenture, shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 2.05 Priority. This Fourth Supplemental Indenture, together with the Third Supplemental Indenture, shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Fourth Supplemental Indenture, together with the Third Supplemental Indenture, shall, with respect to the Securities and subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith and therewith.

SECTION 2.06 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any authenticating agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture or of the Securities, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Fourth Supplemental Indenture. Neither the Trustee nor any authenticating agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

SECTION 2.07 Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented by the Third Supplemental Indenture and this Fourth Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 2.08 Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 2.09 Governing Law. This Fourth Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions set forth in Section 5.03(c) of the Base Indenture, which shall be governed by and construed in accordance with English law, and except that the authorization and execution of this Fourth Supplemental Indenture and the Securities shall be governed (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

BARCLAYS PLC

By:	/s/ Stuart Frith
Name: STUART FRITH
Title: VICE PRESIDENT

THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS TRUSTEE AND PAYING AGENT

By:	/s/ Marilyn Chau
Name: MARILYN CHAU
Title: VICE PRESIDENT AUTHORISED SIGNATORY

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, AS SENIOR DEBT SECURITY REGISTRAR

By:	/s/ Marilyn Chau
Name: MARILYN CHAU
Title: VICE PRESIDENT AUTHORISED SIGNATORY

[Signature Page to Fourth Supplemental Indenture]

EXHIBIT A

Form of Fixed-to-Floating Rate Global Note

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (OR ANY SUCCESSOR CLEARING SYSTEM) (“DTC”), TO BARCLAYS PLC, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Security is one of a duly authorized issue of securities of the Company (as defined below) (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of January 17, 2018 (as heretofore amended and supplemented, the “Base Indenture”), as amended and supplemented by the Third Supplemental Indenture, dated as of November 15, 2018 (the “Third Supplemental Indenture”) and as further supplemented by the Fourth Supplemental Indenture, dated as of April 2, 2019 (the “Fourth Supplemental Indenture” and, together with the Third Supplemental Indenture and the Base Indenture, the “Indenture”).

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Securities, by acquiring the Securities, each Holder and Beneficial Owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority (as those terms are defined in the Base Indenture) and the provisions set forth in Section 12.01 of the Base Indenture.

In accordance with Section 2.10 of the Third Supplemental Indenture, by its acquisition of the Securities, each Holder and Beneficial Owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to, the substitution of Sections 5.01, 5.02 and 5.03 (except for Sections 5.03(c) and 5.03(f)) of the Base Indenture with Section 2.07 of the Third Supplemental Indenture on the occurrence of an Events of Default Substitution (as defined below) in accordance with Section 2.06 of the Third Supplemental Indenture, at the Company’s option, without the need for the Company to obtain any consent from such Holder or Beneficial Owner.

In accordance with Article 13 of the Base Indenture and Section 2.16 of the Third Supplemental Indenture, each Holder and Beneficial Owner of the Securities that acquires the Securities in the secondary market shall be deemed to acknowledge, agree to be bound by, and consent to, the same provisions set forth in the Securities and the Indenture to the same extent as the Holders and Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by, and consent to, the terms of the Securities, including in relation to the provisions contained in Section 5.03(c) and Section 12.01 of the Base Indenture and Section 2.10 of the Third Supplemental Indenture.

BARCLAYS PLC

4.610% Fixed-to-Floating Rate Senior Notes due 2023

No. [•]	$[•]

CUSIP NO. 06738E BE4

ISIN NO. US06738EBE41

COMMON CODE NO. 191016831

BARCLAYS PLC, a company duly incorporated and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of US$[•] ([•]) on February 15, 2023 (the “Maturity Date”), except as otherwise provided herein, and to pay interest thereon, in accordance with the terms hereof. Interest shall accrue on this Security from November 15, 2018 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, until the principal hereof is paid or made available for payment. Interest shall be paid semi-annually in arrear on February 15 and August 15 of each year (each, a “Fixed Rate Interest Payment Date”), commencing on August 15, 2019 and ending on February 15, 2022 (the “Par Redemption Date”), except as otherwise provided herein, at the rate of 4.610% per annum. Thereafter, interest shall be paid quarterly in arrear on May 15, 2022, August 15, 2022, November 15, 2022 and the Maturity Date (each, a “Floating Rate Interest Payment Date” and, together with the Fixed Rate Interest Payment Dates, an “Interest Payment Date”), except as otherwise provided herein, at a floating rate equal to the three-month U.S. dollar London Interbank Offered Rate (“LIBOR”), reset quarterly, plus 1.40% per annum, as described below.

The interest rate on the Securities for any Floating Rate Interest Period will be LIBOR, as determined on the applicable Interest Determination Date, plus 1.40% per annum. During the Floating Rate Period, the interest rate on the Securities will be reset quarterly on each Interest Reset Date. Subject to the limitations specified on the reverse of this Security, interest on the Securities shall be computed and payable in arrear and on the basis of a 360 day year of twelve 30 day months during the Fixed Rate Period and on the basis of the actual number of days in each Floating Rate Interest Period and a 360-day year during the Floating Rate Period.

The Calculation Agent, initially the Bank of New York Mellon, London Branch (the “Calculation Agent”), will determine LIBOR in any circumstance where the Calculation Agent is so required under the terms of the Securities and the Indenture, in accordance with the provisions set forth in Annex I to the Third Supplemental Indenture. Any replacement for LIBOR will also be calculated in accordance with the provisions set forth in Annex I to the Third Supplemental Indenture.

All calculations made by the Calculation Agent for the purposes of calculating the interest rate on the Securities shall be conclusive and binding on the Holders of the Securities, the Company and the Trustee, absent manifest error.

If any scheduled Fixed Rate Interest Payment Date is not a Business Day, the Fixed Rate Interest Payment Date shall be postponed to the next succeeding Business Day (as defined below), but interest on that payment will not accrue during the period from and after the scheduled Fixed Rate Interest Payment Date. If any scheduled Floating Rate Interest Payment Date is not a Business Day, the Floating Rate Interest Payment Date shall be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date or date of redemption or repayment is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption or repayment of the Securities will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date or date of redemption or repayment. If the Securities are redeemed, unless the Company defaults on payment of the Redemption Price, interest will cease to accrue on the Redemption Date on the Securities called for redemption. A “Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in the City of New York, United States.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name the relevant Security (or any Predecessor Security) is registered at the close of business on the Regular Record Date (as defined in the Third Supplemental Indenture) for such interest.

No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority, unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company.

Payments of principal of and interest, if any, on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments shall be made through one or more Paying Agents appointed under the Indenture to the Holder or Holders of this Security. Initially, the Paying Agent for the Securities shall be The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom and the Place of Payment in respect of the Securities shall be the Corporate Trust Office of the Trustee, which as of the date hereof is hereby designated for purposes of the Securities initially as the office or agency of the Trustee located at said address. Initially, the Senior Debt Security Registrar for the Securities shall be The Bank of New York Mellon SA/NV, Luxembourg Branch, 2-4 Rue Eugene Ruppert, Vertigo Building – Polaris, Luxembourg, 2453, Luxembourg (which location shall also be a Place of Payment for purposes of Section 3.05(a) of the Base Indenture). The Company at any time and from time to time may change the Paying Agent or, subject to Section 9.01 of the Base Indenture, the Place of Payment, and the Senior Debt Security Registrar without prior notice to the Holders of the Securities, and in such an event the Company may act as Paying Agent or Security Registrar. Payments of principal of and interest on the Securities shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, this Security is first surrendered to the Paying Agent.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions referenced herein and set forth in Section 5.03(c) of the Base Indenture which shall be governed by and construed in accordance with English law.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as defined herein.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT COVERED BY THE U.K. FINANCIAL SERVICES COMPENSATION SCHEME OR INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES, THE UNITED KINGDOM OR ANY OTHER JURISDICTION.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:	BARCLAYS PLC

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Date:	THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[Signature Page to Fixed-to-Floating Rate Global Note No. •]

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of January 17, 2018 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture (as defined below)) as amended and supplemented by the Third Supplemental Indenture, dated as of November 15, 2018 (the “Third Supplemental Indenture”) and as further supplemented by the Fourth Supplemental Indenture, dated as of April 2, 2019 (the “Fourth Supplemental Indenture” and, together with the Third Supplemental Indenture and the Base Indenture, the “Indenture”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture conflict with this Security, the Indenture shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to an aggregate principal amount of $2,500,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

For purposes of this Security:

“Fixed Rate Interest Period” means the period beginning on (and including) a Fixed Rate Interest Payment Date and ending on (but not including) the next succeeding Fixed Rate Interest Payment Date; provided that the first Fixed Rate Interest Period will begin on and include November 15, 2018 and will end on (but exclude) August 15, 2019.

“Fixed Rate Period” means the period beginning on (and including) November 15, 2018 and ending on (but not including) the Par Redemption Date.

“Floating Rate Interest Period” means the period beginning on (and including) a Floating Rate Interest Payment Date and ending on (but not including) the next succeeding Floating Rate Interest Payment Date, provided that the first Floating Rate Interest Period will begin on and include the Par Redemption Date and will end on, but exclude, May 15, 2022.

“Floating Rate Period” means the period beginning on (and including) the Par Redemption Date and ending on (but not including) the Maturity Date.

“Interest Determination Date” means the second London Banking Day preceding the applicable Interest Reset Date.

“Interest Reset Date” means the Par Redemption Date, May 15, 2022, August 15, 2022 and November 15, 2022; provided that if any Interest Reset Date falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

“London Banking Day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

The provisions set forth in Section 10.04 of the Base Indenture are applicable to this Security. In addition, the Company agrees, to the extent the Company has actual knowledge of such information, to provide the Paying Agent with sufficient information about any modification to the terms of the Securities for the purposes of determining whether FATCA Withholding Tax applies to any payment of principal or interest in the Securities.

The Company may redeem the Securities pursuant to Section 2.04 of the Third Supplemental Indenture and Section 1.01 of the Fourth Supplemental Indenture. The Company may also redeem the Securities pursuant to Section 11.09 of the Base Indenture and/or Section 2.05 of the Third Supplemental Indenture. Any redemption of Securities by the Company is subject to the notice period and provisions set forth in Sections 11.02 and 11.04 of the Base Indenture and in Section 2.17 of the Third Supplemental Indenture, and to the conditions set forth in Section 11.10 of the Base Indenture.

The Company may repurchase the Securities pursuant to Section 11.12 of the Base Indenture.

All authority conferred or agreed to be conferred by each Holder and Beneficial Owner pursuant to this Security, including the consents given by such Holder and Beneficial Owner, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder and Beneficial Owner.

The Securities shall constitute the Company’s direct, unconditional, unsecured and unsubordinated obligations and shall rank as set forth in Section 2.01(k) of the Third Supplemental Indenture.

The Securities are subject to the waiver of set-off provisions set forth in Section 5.03(c) of the Base Indenture.

This Security is subject to the provisions regarding the U.K. Bail-in Power Acknowledgement set forth in Section 12.01 of the Base Indenture, subject to the provisions of Section 2.18 of the Third Supplemental Indenture.

The Securities are subject to provisions set forth in Article 5 of the Base Indenture, provided that if the inclusion of any of the “Events of Default” set forth in Section 5.01 of the Base Indenture in the terms of the Securities does, or would be likely to (in the opinion of the Company, the PRA or any other relevant national or European authority), result in a Loss Absorption Disqualification Event (as defined in the Third Supplemental Indenture) following a Loss Absorption Regulations Event (as defined in the Third Supplemental Indenture) that occurs on or after the Issue Date (as defined in the Third Supplemental Indenture), then the Company may, at the Company’s option, without the need for the Company to obtain any consent from any Holders of the Securities, determine that the terms of Section 5.01, Section 5.02 and Section 5.03 (except for Section 5.03(c) and Section 5.03(f)) of the Base Indenture shall cease to apply to the Securities and shall be replaced in their entirety by the enforcement events and remedies set forth in the second and third following paragraphs and as contemplated by Section 2.07 of the Third Supplemental Indenture (such replacement, an “Events of Default Substitution”).

Any Events of Default Substitution will also be subject to the provisions of Section 2.08 and 2.09 of the Third Supplemental Indenture. Following an Events of Default Substitution, the Securities will be subject to Section 2.10, Section 2.11, Section 2.12, Section 2.13, Section 2.14 and Section 2.15 of the Third Supplemental Indenture.

Following an Events of Default Substitution, if a Winding-Up Event (as defined in the Third Supplemental Indenture) occurs, the principal amount of this Security, together with any accrued but unpaid interest thereon, shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person.

Following an Events of Default Substitution, if a Non-Payment Event (as defined in the Third Supplemental Indenture) occurs, the Trustee may, at its discretion, and without further notice to the Company, institute proceedings in England (or such other jurisdiction in which the Company may be organized) (but not elsewhere) for the winding-up of the Company and/or prove in a winding-up of the Company and/or claim in a liquidation or administration of the Company.

Following an Events of Default Substitution, the Securities will also subject to the limitation of remedies provisions set forth in Section 2.07 of the Third Supplemental Indenture.

The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture as contemplated by Article 9 of the Base Indenture. To the extent required by the U.S. Trust Indenture Act of 1939, as amended, but otherwise notwithstanding any other provision in this Security, the Holder of this Security shall have the right to receive (subject to Section 3.07 of the Base Indenture) payment of any principal of, and interest on, this Security when due (or, in the case of redemption, on or after the Redemption Date), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in initial denominations of $200,000 and increments of $1,000 thereafter. The denominations cannot be changed without the consent of the Trustee. The provisions on registration, transfer, or exchange, of the Securities set forth in Section 3.05 of the Base Indenture are applicable to the Securities.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions referenced herein and set forth in Section 5.03(c) of the Base Indenture, which shall be governed by and construed in accordance with English law.